AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER made and entered into as of the 31st day of July, 1998 by and between FAIRFAX GROUP, INC., a Nevada corporation (the "Nevada Company"), and FAIRFAX GROUP, INC., a
Florida corporation (the "Florida Company").

                             Recitals:

A. The Nevada Company and the Florida Company (individually sometimes called a "Constituent Corporation" and together some times called the "Constituent Corporations") desire that the Nevada Company merge with and into the Florida Company, a wholly owned subsidiary of the Nevada Company.

B. The Florida Company's Articles of Incorporation were filed, pursuant to the Florida Statutes, in the office of the Secretary of State of the State of Florida on April 22, 1998, and the Florida Company has an authorized capital stock of twenty million (20,000,000) shares of common stock, par value $0.01 per share, of which one hundred (100) shares are now issued and outstanding.

C. The Nevada Company's Articles of Incorporation were filed, pursuant to the Nevada Revised Statutes, in the office of the Secretary of State of the State of Nevada on March 9, 1982, and the Nevada Company has an authorized capital stock of twenty five million (25,000,000) shares of common stock, par value $.001 per share, of which six million one hundred fifty thousand (6,150,000) shares are now issued and outstanding.

D. The principal office of the Florida Company in the State of Florida is located at 6758 N. Military Trail, West Palm Beach, County of Palm Beach, Florida 33407. The registered office of the Florida Company in the State of Florida is located at c/o Mirkin &:
Woolf, P.A., 1700 Palm Beach Lakes Boulevard #580, West Palm Beach, Florida 33401, and the name of its registered agent is Mark H. Mirkin, Esq. The principal and registered office of the Nevada Company in the State of Nevada is located at 1422C E. Hacienda, Las Vegas, Nevada and the name of its registered agent is Bradford T. Cayne.

E. The respective Boards of Directors and shareholders of each Constituent Corporation, each acting by written consent in lieu of a meeting, have approved and adopted this Agreement and Plan of Merger and deem it desirable that the Nevada Company be merged with and into the Florida Company in accordance with the Florida Statutes and the Nevada Revised Statutes, respectively, as well as in accordance with the parties, respective corporate charters and Bylaws.

F.   The respective Boards of Directors of each Constituent
Corporation desire that the merger provided for herein be a tax-free reorganization pursuant to Section 368 (a) (1) (F) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the Constituent Corporations do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

1. The Florida Company hereby merges into itself the Nevada Company, and the Nevada Company is hereby merged into the Florida Company. The Florida Company shall be the surviving corporation and the name of the surviving corporation shall be "Fairfax Group, Inc.".

2. The Articles of Incorporation of the Florida Company, as in effect on the date of the merger provided for in this Agreement and Plan of Merger, shall continue in full force and effect as the Articles of Incorporation of the surviving corporation. The surviving corporation shall be governed by the laws of the State of Florida and shall have as it; purpose the continuation of the business conducted heretofore by the Nevada Company.

3. The manner of converting the outstanding shares of the capital stock of each of the Constituent Corporations into the shares or other securities of the surviving corporation shall be as follows:

     (a) Each share of the Florida Company's capital stock that is issued and outstanding immediately prior to the date on which the merger of the Nevada Company into the Florida Company shall become effective shall, by virtue of the merger and without further action, cease to exist and all certificates representing such shares shall be canceled.

     (b) Each share of the Nevada Company's capital stock issued and outstanding and each share of the Nevada Company's capital stock held in the treasury of the Nevada Company on the date on which the merger of the Nevada Company into the Florida Company shall become effective shall, by virtue of the merger and without further action, cease to exist and shall be converted into an equal number of shares of the Florida Company's capital stock identical with that share being exchanged.

     (c) After the effective date of the merger, each holder of an outstanding certificate representing shares of the Nevada Company's capital stock shall surrender the same to the Florida Company and each holder shall be entitled upon such surrender to receive a new certificate or certificates for the number of shares of the Florida Company's capital stock to which such holder shall have become entitled on the basis provided herein. Un

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


til so surrendered, the outstanding shares of the capital stock of the Nevada Company to be converted into the capital stock of the Florida Company as provided herein shall be treated by the Florida Company for all corporate purposes as evidencing the ownership of shares of the Florida Company as though said surrender and exchange had taken place.

4.   The terms and conditions of the merger are as follows:

     (a) The Bylaws of the Florida Company as they shall exist on the effective date of the merger shall be and remain the Bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     (b) The directors and officers of the Florida Company as of the effective date of the merger shall be the directors and officers of the surviving corporation and shall continue in office until the shareholders of the Florida Company shall elect and qualify successor directors.

     (c) The merger shall become effective upon filing of Articles of Merger with the Secretary of State of the State of Florida pursuant to the Florida Statutes and with the Secretary of State of the State of Nevada pursuant to the Nevada Revised Statutes.

     (d) Upon the effective date of the merger, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Nevada Company shall be transferred to, vested in and devolved upon the Florida Company without further act or deed and all property, rights and every other interest of the Florida Company and the Nevada Company shall he as effectively the property of the Florida Company as they were of the Florida Company and the Nevada Company, respectively. All rights of creditors of the Nevada Company shall be preserved unimpaired, and all debts, liabilities and duties of the Nevada Company shall attach to the Florida Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, or from time to time, after the effective date of the merger, the last acting officers of the Nevada Company, or the corresponding officers of the Florida Company, may, in the name of the Nevada Company, execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Florida Company may deem necessary or desirable in order to vest in the Florida Company title to and possession of any property of the Nevada Company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intents and purposes hereof, and the proper officers and directors of the Florida Company are fully authorized in the name of the Nevada Company or

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

otherwise to take any and all such action.

     (e) The Florida Company hereby agrees that it may be served with process in the State of Nevada in any proceeding for the enforcement of any obligations of the Nevada Company and in any proceeding for the enforcement of the rights of a dissenting shareholder of the Nevada Company pursuant to the Nevada Revised Statutes, and irrevocably appoints the Nevada Secretary of State, 101 W. Carson Street, Carson City, Nevada as its agent to accept service of process in any such proceeding.

5. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Mercer may be terminated and abandoned by the Boards of Directors of the Constituent Corporations at any time prior to the date that the requisite Articles of Merger are filed in the offices of the Secretary of State of Florida and the Secretary of State of Nevada, provided that an amendment made subsequent to the approval of this Agreement and Plan of Merger by the shareholders of either Constituent Corporation shall not (1) alter or chance the amount or kind of shares, securities, cash, property and/o~ rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Articles of Incorporation of the surviving corporation to be effected by the merger or (3) alter or change any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

6. This Agreement and Plan of Mercer and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida.

7. Each of the Florida Company and the Nevada Company agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated by this Agreement and Plan of Merger.

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


IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this document to be executed by the President and attested to by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporations, as of the date first above written.

                                     Fairfax Group, Inc.,
                                     a Florida corporation

                                     BY:/s/Ernest L. Porter
                                     Ernest L. Porter, President
ATTEST:

By:/s/David E. Baker
   David E. Baker, Secretary

[CORPORATE SEAL]


                                     Fairfax Group, Inc.,
                                     a Nevada corporation

                                     By:/s/Ernest L. Porter
                                        Ernest L. Porter, President

ATTEST:

By:/s/Ernest L. Porter
   Ernest L. Porter, Secretary

(CORPORATE SEAL]




















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